Exhibit 99.1

Forward Industries Reports Fiscal Third Quarter 2026 Financial and Operating Results

Management to Host Conference Call Today at 5:00 p.m. Eastern Time

AUSTIN, TX, August 12, 2026 – Forward Industries, Inc. (NASDAQ: FWDI) (the “Company” or “Forward”), the leading Solana treasury company, today announced its financial and operating results for its fiscal third quarter ended June 30, 2026, along with an update on its SOL treasury strategy.

“Fiscal Q3 was another strong period of execution for Forward as we expanded our Solana treasury while delivering meaningful growth in SOL per share,” said Kyle Samani, Chairman of Forward Industries. “During the quarter, we acquired, through purchases and staking, more than 500,000 SOL and increased SOL per share on a fully diluted basis by 9% quarter over quarter. We also repurchased more than 2.5 million shares of Forward common stock, reflecting our disciplined approach to capital allocation and focus on driving per-share value. Our inclusion in the Russell 2000 and Russell 3000 indexes represents another important milestone and reflects the institutional recognition Forward has achieved in a relatively short period of time. Solana’s underlying fundamentals also continued to strengthen, with accelerating transaction activity, application revenue and adoption of tokenized real-world assets. Despite continued volatility across digital asset markets, we believe Forward’s permanent capital base, industry-leading access to capital and position as the world’s largest Solana treasury company provide us with a significant opportunity to grow SOL per share, pursue accretive acquisitions and deepen our participation across the Solana ecosystem.”

Operational Highlights

•	Increased SOL Holdings: Forward increased its SOL and SOL equivalent holdings by 508,618 SOL during its fiscal third quarter 2026. Subsequent to quarter end, from July 1 through August 3, 2026, the Company increased its holdings by an additional approximate 254,000 SOL at an average cost of approximately $75 per SOL, bringing total SOL and SOL equivalent holdings to approximately 7.8 million SOL[1] and SOL equivalents as of August 3, 2026.

•	Added to the Russell 2000 and Russell 3000 Indexes: Effective June 29, 2026, Forward was added to the Russell 2000 and Russell 3000 indexes as part of the annual index reconstitution. The Company believes its inclusion will broaden its institutional shareholder base, enhance trading liquidity and increase its visibility among investors that benchmark against or passively track the Russell indexes.

•	OnRe Investment Update: In May 2026, Forward invested in OnRe, a Solana-based tokenized reinsurance platform, and committed to provide up to $25 million of liquidity to its ONyc token. Since the investment, ONyc’s market capitalization increased 73% from approximately $142.7 million to approximately $247.4 million as of the end of June 2026, while the total tokenized real-world asset market capitalization on Solana increased from approximately $2.5 billion to more than $3.3 billion. The investment supports Forward’s broader strategy to generate diversified, U.S. dollar-denominated yield while supporting the growth of Solana-native financial infrastructure.

•	Executed Accretive Share Repurchases: During the quarter, Forward repurchased 2,561,376 shares of common stock when management determined that doing so was accretive to SOL per share. Common shares outstanding declined to 73,846,883 as of June 30, 2026, from 76,314,617 as of March 31, 2026.

•	Utilized At-the-Market Program Selectively: This quarter, the Company issued 93,642 shares through its at-the-market offering program for gross proceeds of $435,443. The shares were issued at prices management determined were accretive to SOL per share, and the proceeds were deployed into additional SOL purchases.

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1 Includes SOL, fwdSOL, pledged SOL, and SOL equivalents

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•	Advanced M&A Strategy: Forward continued to actively evaluate potential acquisitions of digital asset treasury companies and other strategic businesses. The Company’s acquisition criteria remain focused on transactions that increase the scale of its SOL treasury and are accretive to SOL per share and investors.

Forward Industries Solana Treasury Update

•	Treasury Holdings: As of June 30, 2026, the Company held 7,552,698 SOL and SOL equivalents, compared with 7,044,079 SOL as of March 31, 2026. As of August 3, 2026, Forward held 7,807,022 SOL and SOL equivalents, representing approximately 1.3% of Solana’s circulating supply.

•	SOL per Share: SOL per share on a fully diluted basis increased to 0.0730 as of June 30, 2026, from 0.0669 as of March 31, 2026, representing sequential growth of 9%, or approximately 36% on an annualized basis. As of August 3, 2026, the Company grew SOL per share further to approximately 0.0754.

•	Staking: Forward continued to stake nearly all of its SOL holdings to the Forward Validator, which remained a top ten Solana validator with approximately 1.8% of network stake weight. The Company generated approximately 106,000 SOL in staking rewards during its fiscal third quarter 2026, bringing cumulative staking rewards since the launch of its treasury strategy in September 2025 to approximately 300,000 SOL.

Ryan Navi, Forward’s Chief Investment Officer, added, “Forward’s scale, permanent capital base and access to institutional financing give us a broad set of tools to create long-term shareholder value across different market environments. Since quarter end, we have added another 254,325 SOL and SOL equivalents at an average purchase cost below our fiscal third-quarter average, further increasing both the scale of our treasury and SOL per share. Beyond our core treasury strategy, we are pursuing opportunities to generate diversified sources of yield, deepen our participation in the Solana ecosystem and expand the capabilities of our platform. Our investment in OnRe reflects that approach by supporting Solana-native financial infrastructure while adding the potential for uncorrelated, U.S. dollar-denominated returns. We also believe current market conditions are creating compelling opportunities for consolidation, and we are actively evaluating acquisitions that can strengthen our competitive position, increase the scale of our treasury and drive durable value for Forward shareholders.”

Q3 Fiscal 2026 Financial Summary (vs. Q3 Fiscal 2025)

•	Revenue: Revenue for the third quarter of fiscal 2026 increased more than 4x to $10.8 million, compared with $2.5 million in the prior year period. The increase was primarily driven by staking and other treasury-related revenue generated through the Company’s Solana treasury strategy.

•	Selling, General and Administrative Expenses: SG&A expenses were $7.4 million, compared to $1.9 million in the prior-year period. The fiscal third quarter figure included $3.1 million of stock-based compensation. Excluding stock-based compensation, SG&A expenses were $4.3 million. Forward remains on track to reduce average quarterly SG&A expenses, excluding stock-based compensation, to approximately $4.8 million.

•	Loss on Digital Assets: The Company recorded a $49.8 million loss on digital assets and a $15.2 million impairment of digital assets. These U.S. GAAP-required charges reflect changes in the estimated fair value of the Company’s digital assets during the period and do not represent realized sales or cash outflows.

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•	Net Loss: Net loss for the third quarter of fiscal 2026 was $69.0 million, or $0.80 per share, compared with a net loss of approximately $850,000, or $0.77 per share, in the prior-year period.

•	Balance Sheet: As of June 30, 2026, Forward had approximately $11.0 million of cash and SOL holdings with a carrying value of approximately $556.9 million. The Company had $105.0 million of debt outstanding under its Galaxy Digital facility at a weighted average interest rate of approximately 2.6%. Leverage relative to the Company’s treasury assets was in the mid-to-high teens.

Conference Call and Webcast Details

The Company will host a conference call today, August 12, 2026, to discuss its financial and operating results for the three months ended June 30, 2026.

Forward's executive team will host the conference call and webcast presentation, followed by a question-and-answer period.

Date: Wednesday, August 12, 2026

Time: 5:00 p.m. ET

Toll-free dial-in number: (877) 407-2991

International dial-in number: (201) 389-0925

Webcast: FWDI FQ3'26 Earnings Conference Call

Participants can also access the Company’s earnings call using the call in option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FWDI) is a Solana focused digital asset treasury company, with the strategy to buy, hold, stake, trade, invest in, and grow SOL and SOL related digital assets, protocols and businesses. Forward’s mission is to expand and strengthen the Solana ecosystem by acquiring and staking SOL and engaging with, providing tools to and investing in the Solana network, Solana developers and Solana related projects in order to increase shareholder value. In connection with a private placement transaction in September 2025, Forward launched a digital asset treasury strategy supported by industry leading investors and operating partners including Galaxy Digital and Jump Crypto. For more information on the Company’s Solana treasury strategy, visit www.forwardindustries.com.

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Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company's plan for value creation and strategic advantages, expected cost reductions, market size and growth opportunities. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the digital asset treasury strategy; the ability to realize anticipated cost savings from the cost reduction plan; changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies and the incurrence of indebtedness; the risk that the price of the Company's common stock may be highly correlated to the price of the digital assets that it holds; risks related to the performance and expected return of the companies and projects that the Company has invested in, risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Contacts

Media Contact

comms@forwardindustries.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza

Elevate IR

(720) 330-2829

ir@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash	$10,965,165	$38,166,973
Marketable equity securities, at fair value	2,317,500	–
Accounts receivable, net of allowances for credit losses of $97,964 and $92,358 as of June 30, 2026 and September 30, 2025, respectively	1,916,677	1,635,171
Contract assets	476,175	1,064,264
Digital assets receivable - related party	134,729	–
Derivative assets	4,925,557	–
Prepaid expenses and other current assets	1,383,828	355,548
Total current assets	22,119,631	41,221,956

Digital assets	335,848,635	1,430,486,289
Digital assets - restricted	1,217,050	–
Digital assets pledged as collateral with related party	239,518,295	–
Investment	1,900,943	–
Property and equipment, net	57,955	124,331
Operating lease right-of-use assets, net	814,027	2,303,776
Other assets	1,058,128	806,137
Total assets	$602,534,664	$1,474,942,489

Liabilities and shareholders’ equity

Current liabilities:
Loans payable - related party	$105,000,000	$–
Loans payable - digital assets	12,519,409	–
Accounts payable	283,510	433,044
Accounts payable - related party	553,787	923,513
Deferred income	504,879	292,525
Derivative liabilities	7,344,162	–
Current portion of operating lease liability	437,725	450,949
Accrued expenses and other current liabilities	1,130,726	623,512
Total current liabilities	127,774,198	2,723,543

Other liabilities:
Operating lease liability, less current portion	549,254	2,094,079
Total liabilities	128,323,452	4,817,622

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 300,000,000 shares authorized; 87,163,107 and 73,846,883 shares issued and outstanding, respectively, at June 30, 2026; 86,145,514 shares issued and outstanding at September 30, 2025	871,631	861,455
Treasury Stock, at cost, 13,316,224 and 0 shares at June 30, 2026 and September 30, 2025, respectively	(69,862,786)	–
Additional paid-in capital	1,667,506,242	1,655,874,892
Accumulated deficit	(1,124,303,875)	(186,611,480)
Total shareholders’ equity	474,211,212	1,470,124,867
Total liabilities and shareholders’ equity	$602,534,664	$1,474,942,489

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025

Revenues, net	$10,779,711	$2,494,769	$45,176,076	$10,242,151
Cost of sales	4,075,748	3,115,727	12,550,687	9,908,850
Gross profit	6,703,963	(620,958)	32,625,389	333,301

Sales and marketing expenses	639,023	139,683	1,743,907	447,608
General and administrative expenses	5,767,407	1,799,140	12,604,049	4,940,264
General and administrative expenses - related party	1,025,354	–	6,947,775	–
Loss on digital assets	49,753,227	–	811,671,684	–
Impairment of digital assets	15,221,955	–	133,359,324	–
Derivative loss, net	4,560,874	–	4,291,848	–
Goodwill impairment	–	–	–	225,000
Operating loss	(70,263,877)	(2,559,781)	(937,993,198)	(5,279,571)

Interest income	(72,205)	(6,964)	(390,873)	(35,506)
Interest income - related party	–	–	(549,282)	–
Interest expense - related party	516,937	12,099	576,353	35,901
Gain on change in fair value of marketable equity securities	(17,336)	–	(17,336)	–
Gain on change in fair value of warrant liability	–	(160,223)	–	(160,223)
Other (income)/ expense, net	–	(340)	–	4,594
Loss from continuing operations before income taxes	(70,691,273)	(2,404,353)	(937,612,060)	(5,124,337)
(Benefit from) / provision for income taxes	(1,732,100)	–	80,335	–
Loss from continuing operations	(68,959,173)	(2,404,353)	(937,692,395)	(5,124,337)
Income from discontinued operations, net of tax	–	1,554,331	–	2,114,639
Net loss	(68,959,173)	(850,022)	(937,692,395)	(3,009,698)

Deemed dividend on Series B Convertible Preferred Stock	–	(10,278)	–	(10,278)
Net loss attributable to common shareholders	$(68,959,173)	$(860,300)	$(937,692,395)	$(3,019,976)

Basic (loss)/earnings per share :
Basic loss per share from continuing operations	$(0.80)	$(2.17)	$(10.02)	$(4.65)
Basic earnings per share from discontinued operations	–	1.40	–	1.92
Basic loss per share	$(0.80)	$(0.77)	$(10.02)	$(2.73)

Diluted (loss)/earnings per share:
Diluted loss per share from continuing operations	$(0.80)	$(2.17)	$(10.02)	$(4.65)
Diluted earnings per share from discontinued operations	–	1.40	–	1.92
Diluted loss per share	$(0.80)	$(0.77)	$(10.02)	$(2.73)

Weighted average common shares outstanding:
Basic	86,694,282	1,113,670	93,587,982	1,105,269
Diluted	86,694,282	1,113,670	93,587,982	1,105,269

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CAPITALIZATION TABLE

As of June 30, 2026

Net Asset Value Calculation	Quantity	Price	Value ($)
Total FV of SOL Treasury*	7,552,698	$73.53	$555,349,858
Other digital assets - FV	36,874,674	Various	20,013,000
Cash and cash equivalents	10,965,165	$1.00	10,965,165
Institutional debt	(105,000,000)	$1.00	(105,000,000)
Total net asset value			$481,328,023

Capitalization Table	Quantity	Price	Market Cap ($)	NAY/Sh	mNAV
Common shares	73,846,883	$4.22	$311,633,846	$6.52	0.647x
In-the-money warrants - vested	12,272,101	0.001
In-the-money options - vested	24,010	3.73
In-the-money options - unvested	–
Restricted stock units - unvested	950,996
In-the-money fully diluted share count	87,093,990	4.22	367,536,638	5.53	0.764x
Advisor and lead investor warrants	13,376,388	0.01
Out-of-the-money warrants - vested	111,111	6.50
Out-of-the-money options - vested	446,883	9.59
Out-of-the-money options - unvested	1,340,773	9.73
Performance stock units - unvested	1,156,736
Fully diluted share count	103,525,881	$4.22	$436,879,218	$4.65	0.908x

* Includes SOL, fwdSOL, pledged SOL, and excludes borrowed SOL

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